EXHIBIT 24.1

POWER OF ATTORNEY

Each of the persons whose signature appears below, being a director of The Boeing Company, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Michael J. Cleary, John C. Demers, Dana E. Kumar and Robert K. Ortberg, signing singly, the undersigned’s true and lawful attorney-in-fact with full and several power of substitution and resubstitution to execute the registration statement on Form S-8 under the Securities Act of 1933, as amended, to be filed by the Company with respect to the registration of shares of the Company’s common stock, par value $5.00 per share, to be offered and sold pursuant to The Boeing Company 401(k) Retirement Plan (formerly known as The Boeing Company Voluntary Investment Plan), and thereafter to execute any amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, in such forms as they or any one of them may approve, hereby granting to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done to the end that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the date indicated below.

Signature	Title	Date

/s/ Robert A. Bradway Robert A. Bradway	Director	July 23, 2025

/s/ Mortimer J. Buckley Mortimer J. Buckley	Director	July 26, 2025

/s/ Lynne M. Doughtie Lynne M. Doughtie	Director	July 23, 2025

/s/ David L. Gitlin David L. Gitlin	Director	July 24, 2025

/s/ Lynn J. Good Lynn J. Good	Director	July 23, 2025

/s/ Stayce D. Harris Stayce D. Harris	Director	July 23, 2025

/s/ Akhil Johri Akhil Johri	Director	July 27, 2025

/s/ David L. Joyce David L. Joyce	Director	July 23, 2025

/s/ Steven M. Mollenkopf Steven M. Mollenkopf	Director	July 24, 2025

/s/ John M. Richardson John M. Richardson	Director	July 23, 2025